SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT(Date of Earliest Event Reported): May 1, 2006 (May 1, 2006)

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

033-18888	23-2530374
(Commission file number)	(IRS employer ID)

77 East King Street, Shippensburg, Pennsylvania	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 532-6114

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 1, 2006, Orrstown Financial Services, Inc. (OTCBB: ORRF) (“Orrstown Financial”) completed its acquisition of The First National Bank of Newport (“First National”) pursuant to the previously announced Agreement and Plan of Reorganization, dated as of November 21, 2005, between Orrstown Financial and First National (the “Acquisition Agreement”).

In accordance with the terms of the Acquisition Agreement, the holders of each outstanding share of the common stock of First National are entitled to receive (a) $22.20 cash and (b) 1.75 shares of Orrstown Financial Common Stock.

The total estimated purchase price of the transaction is valued at approximately $32.9 million.

As a result of the transaction, First National joins Orrstown Bank as a subsidiary banking institution of Orrstown Financial. First National will continue to operate as “The First National Bank of Newport.”

A copy of the press release announcing the consummation of the acquisition is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(d)	Exhibits

99.1    Press Release dated May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Orrstown Financial Services, Inc.

Date: May 1, 2006	/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 1, 2006.